BERRY PLASTICS GROUP, INC.
STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT, made as of [  ], 2006 (the “Grant Date”), between Berry Plastics Group, Inc. (the “Company”), and [ ] (the “Grantee”).

WHEREAS, the Company has adopted the Berry Plastics Group, Inc. 2006 Equity Incentive Plan (the “Plan”) in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant a stock appreciation right to the Grantee as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of SAR.

1.1 The Company hereby grants to the Grantee the right and option (the “SAR”) to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a Share on the date of exercise over the exercise price paid pursuant to Paragraph 2 below, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the Plan (which is incorporated herein by this reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the definitions set forth in the Plan.

2. Exercise Price.

The price at which the Grantee shall be entitled to exercise the SAR, to the extent vested and exercisable, shall be $[  ] per underlying Share.

3. Duration of SAR.

The SAR shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date; provided, however, that the SAR may be earlier terminated as set forth herein.

4. Vesting and Exercisability of SAR.

(a) Subject to the terms and conditions of this Agreement and the Plan, upon the achievement of the EBITDA Target established for each fiscal year or portion thereof as set forth on Exhibit A hereto, the SAR shall become vested and exercisable with respect to the percentage of the total number of Shares covered by the SAR indicated on Exhibit A next to such EBITDA Target as of the date that the Committee determines that such EBITDA Target has been achieved (the “Determination Date”). Notwithstanding anything contained in this Agreement or the Plan to the contrary, in the event that an Grantee’s employment is terminated other than for

Cause, following either (i) the end of a fiscal year during the Performance Period, or (ii) the end of the Performance Period, but, in either case, prior to the Determination Date with respect to such period, the Grantee will be entitled to vesting, if any (to the extent EBITDA Targets are achieved), with respect to such period as of the applicable Determination Date; provided that such Determination Date occurs prior to the expiration of the post-termination exercise period as set forth in Section 6.1 or 6.2 herein, as applicable. In the event that the EBITDA Target for any fiscal year or portion thereof in a Performance Period is not achieved (such fiscal year, a “Missed Year”) and the EBITDA Target with respect to (x) the immediately preceding fiscal year (except in the case that the Missed Year is the first fiscal year in the Performance Period), or (y) the immediately following fiscal year (except in the case that the Missed Year is the last year in such Performance Period), is exceeded (each such immediately preceding or immediately following year, an “Excess Year”), then the excess of EBITDA over the EBITDA Target for such Excess Year or Excess Years (the excess with respect to an Excess Year, the “Excess EBITDA”) shall be applied to the Missed Year, and if the application of such Excess EBITDA results in EBITDA with respect to the Missed Year equal to or in excess of the EBITDA Target with respect to such Missed Year, then the number of Shares with respect to which the SAR failed to vest by reason of the Company’s failure to achieve the EBITDA Target for the Missed Year shall become vested on the date the Committee determines that such EBITDA Target with respect to the Missed Year was achieved with the application of such Excess EBITDA; provided, with respect to any Excess Year, Excess EBITDA for such year may only be applied to one Missed Year; provided, further, that, for such vesting to occur, the Grantee must remain employed by the Company or one of its Subsidiaries for the duration of any such Excess Year and the Missed Year to which any such Excess EBITDA is applied. The Determination Date for any period shall be no later than 30 days following the receipt by the Company of audited financial statements for the fiscal year or portion thereof, as applicable.

(b) The SAR shall become vested and exercisable with respect to the total number of Shares remaining unvested, if any, on the ninth anniversary of the Grant Date, provided, that the Grantee remains employed by the Company or one of its Affiliates through such ninth anniversary.

5. Manner of Exercise and Payment.

5.1 Subject to the terms and conditions of this Agreement and the Plan, the SAR may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive offices. Such notice shall state that the Grantee is electing to exercise the SAR and the number of Shares in respect of which the SAR is being exercised and shall be signed by the person or persons exercising the SAR. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the SAR.

5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by a cash payment in an amount equal to the full exercise price for the Shares in respect of which the SAR is being exercised; provided, however, that following a Termination of Employment (i) by the Company without Cause or (ii) by the Grantee after the second anniversary of the Closing following the attainment of (x) age 55 and (y) at least ten years of completed service with the Company and/or its Subsidiaries, or otherwise in the sole discretion of the Committee, payment of the full exercise price for the Shares in respect of which an SAR is being exercised may be made in the manner set forth in Section 5.3.

5.3 Subject to Section 5.2 and to applicable law, the SARs granted hereunder may, to the extent then vested, be exercised at any time prior to the expiration thereof in accordance with Section 6 below, by delivering a written notice to the Company stating the number of Shares with respect to which the SARs granted hereunder are being exercised.

5.4 Upon receipt of notice of exercise, the Company shall, subject to Section 15 of the Plan, take such action as may be necessary to effect the transfer to the Grantee of an amount in cash equal to the Fair Market Value of the number of Shares as to which such exercise was effective.

5.5 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the SAR.

6. Termination of SAR. The SAR shall terminate on the date that is the tenth anniversary of the Grant Date, unless terminated earlier as follows:

6.1 If the employment of the Grantee is terminated for any reason other than the death or Disability of the Grantee, other than for Cause or other than by reason of Redundancy, the portion of the SAR that is not then vested and exercisable shall immediately terminate. To the extent the SAR is vested and exercisable as of the date of such termination of employment, the SAR shall remain exercisable for a period of ninety (90) days following such termination of employment, after which time the SAR shall automatically terminate in full.

6.2 If the employment of the Grantee is terminated by reason of the death or Disability of the Grantee or by reason of Redundancy, the SAR shall become immediately vested and exercisable with respect to an additional 20% of the total Shares subject to the SAR. Any portion of the SAR that is not vested and exercisable after giving effect to the immediately preceding sentence shall immediately terminate. If the employment of the Grantee is terminated as set forth in this Section 6.2, to the extent the SAR is vested and exercisable as of the date of such termination of employment (after giving effect to additional vesting set forth in this Section 6.2), the SAR shall remain exercisable for one year following such termination of employment, after which time the SAR shall automatically terminate in full.

6.3 If the employment of the Grantee is terminated for Cause, (i) the SAR shall immediately terminate in full whether or not the SAR is then vested and exercisable and (ii) the Grantee shall be required to pay to the Company, at the election of the Company at any time following such termination of employment, an amount in cash equal to the proceeds received by the Grantee pursuant to the exercise of the SAR granted hereunder. The Company’s right to receive payment as described herein shall expire on the later of (i) one year following the date on which the Grantee’s employment is terminated or (ii) the fifth anniversary of the Grant Date.

7. Effect of Change in Control.

Upon a Change in Control the SAR shall become vested and exercisable with respect to an additional 20% of the total Shares subject to the SAR (e.g., if, immediately prior to a Change in Control, 40% of the total Shares subject to the SAR are vested, then following the Change in Control, 60% of the total Shares subject to the SAR will have vested). Upon an IRR Event, the immediately preceding sentence shall not apply, and the SAR shall become immediately vested and exercisable with respect to an additional 40% of the total Shares subject to the SAR (e.g., if, immediately prior to a Change in Control that would constitute an IRR Event, 40% of the total Shares subject to the SAR are vested, then following the Change in Control, 80% of the total Shares subject to the SAR will have vested).

8. Non-Transferability of SAR.

Except as determined by the Committee to accommodate the Grantee’s estate planning, the SAR shall not be Sold, transferred or otherwise disposed of other than by will or by the laws of descent and distribution. During the lifetime of the Grantee the SAR shall be exercisable only by the Grantee.

9. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.

10. Withholding of Taxes.

The Company shall have the right to deduct from any distribution of cash to the Grantee an amount equal to the Withholding Taxes with respect to the SAR.

11. Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

15. Binding Effect.

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Grantee without the prior written consent of the Company.

16. Resolution of Disputes.

Any dispute or disagreement that may arise under or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made by the Committee hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

BERRY PLASTICS GROUP, INC.

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EXHIBIT A

EBITDA Targets